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EXHIBIT 99.1

Press Release For Immediate Release

Beazer Homes USA, Inc. to Webcast Slide Show With
Conference Call on June Quarter End Earnings

Atlanta, Georgia, July 23, 2002—Beazer Homes USA, Inc. (NYSE: BZH) (www.beazer.com) will be broadcasting a synchronized slide show and audio over the internet on Wednesday, July 24, 2002, at 10:00 AM Eastern Time during the conference call on results for the quarter ended June 30, 2002. In order to participate, go to the Company's website at www.beazer.com in advance and click on the "Earnings Release Webcast" icon in the center of the home page.

The entire audio with synchronized presentation will also be available in the Investor Relations section of www.beazer.com for replay within 60-90 minutes following the live broadcast.

For more information on accessing the webcast or on participating by telephone, please call 404-250-3420 × 283 or e-mail investorrelations@beazer.com.

Beazer Homes USA, Inc., based in Atlanta, Georgia, is one of the country's ten largest single-family homebuilders with operations in Arizona, California, Colorado, Florida, Georgia, Indiana, Kentucky, Maryland, Mississippi, Nevada, New Jersey, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas and Virginia. Beazer Homes also provides mortgage origination and title services to its homebuyers.

Contact:	David S. Weiss Executive Vice President and Chief Financial Officer (404) 250-3420 dweiss@beazer.com

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  EXHIBIT 99.1